EXHIBIT 10.1

ASSET PURCHASE AGREEMENT

THIS AGREEMENT MADE EFFECTIVE AS OF THE 30th DAY OF APRIL 2002 (the "Effective Date"), EXECUTED ON THE 30TH DAY OF APRIL 2002.

BETWEEN:

Einscribe Group Inc., a company incorporated under the laws of Delaware having a place of business at 104 - 6th Street, Lynden, Washington, USA 98264;

("Einscribe")

AND:

Radium Ventures Inc., a company incorporated under the laws of Nevada having a place of business at 2840 Mount Seymour Parkway, North Vancouver, British Columbia, Canada V7H 1E9;

("Radium")

WHEREAS:

  Einscribe has developed a business (the "Business") which consists principally of an online document editing service which Business is comprised of the assets (the "Assets") described at Schedule "A" of this Agreement;
  Radium would like to purchase the Business and Assets from Einscribe, and Einscribe would like to sell the Business and Assets to Radium on the terms and conditions set forth in this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained, the parties hereto do covenant and agree (the "Agreement") each with the other as follows:

1. Representations and Warranties

1.1 In order to induce Einscribe to enter into this Agreement and complete its obligations hereunder, Radium represents and warrants to Einscribe that:

a.    Radium was and remains duly incorporated under the laws of Nevada and:

i.  Radium is in good standing with respect to the filing of annual lists of officers and directors with the Nevada Secretary of State;

ii.  as at the Effective Date Radium is a private company and a non-reporting issuer;

b.    as at the Effective Date the authorized share capital of Radium consists of 25,000,000 common shares with a par value of $0.001 of which 2,500,000 common shares are issued and outstanding;

c.    upon their issuance, any common shares of Radium issued pursuant to this Agreement will be validly issued and outstanding fully paid and non-assessable common shares of Radium registered as directed by Einscribe, free and clear of all trade restrictions (except as provided for herein) and, except as may be created Einscribe, liens, charges or encumbrances of any kind whatsoever;

d.    Radium holds all licences and permits that are required for carrying on its business in the manner in which such business will need to be carried on in order for Radium to meet its obligations under this Agreement;

e.    Radium has the corporate power to carry on the business carried on by it and to be carried on by it to meet its obligations under this Agreement, and Radium is duly qualified to carry on business in all jurisdictions in which it carries on business;

f.    Radium has good and sufficient right and authority to enter into this Agreement and to carry out its obligations under this Agreement on the terms and conditions set forth herein, and this Agreement is a binding agreement on Radium enforceable against it in accordance with its terms and conditions;

g.    to the extent that they might prevent Radium from meeting its obligations under this Agreement, there are no outstanding actions, suits, judgements, investigations or proceedings of any kind whatsoever against or affecting Radium, at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever nor are there, to the best of its knowledge, any pending or threatened;

h.    to the best of its knowledge, Radium is not in breach of any law, ordinance, statute, regulation, by-law, order or decree of any kind whatsoever;

i.    the execution and delivery of this Agreement and the performance of its obligations under this Agreement will not:

i.  conflict with, or result in the breach of or the acceleration of any indebtedness under, or constitute default under, the Articles of Incorporation or Bylaws of Radium, or any indenture, mortgage, agreement, lease, licence or other instrument of any kind whatsoever to which it is a party or by which it is bound, or any judgement or order of any kind whatsoever of any court or administrative body of any kind whatsoever by which it is bound; and

ii.  to the best of its knowledge, result in the violation of any law, ordinance, statute, regulation, by-law, order or decree of any kind whatsoever by Radium.

1.2 The representations and warranties of Radium are true and correct as of the Effective Date and shall be true and correct as of the Time of Closing as though they were made at that time, and should such not be the case, Einscribe shall be entitled, for a period of 2 years following Closing, to seek remedy against Radium for any such misrepresentation or breach of warranty.

1.3 In order to induce Radium to enter into this Agreement and complete its obligations hereunder, Einscribe represents and warrants to Radium that:

    Einscribe was and remains duly incorporated under the laws of Delaware and:
      is in good standing with respect to the filing of annual lists of officers and directors and for payment of franchise taxes with the Delaware Secretary of State; and
      as at the Effective Date Einscribe is a private company and a non-reporting issuer;
    Einscribe holds all licences and permits that are required for carrying on its business in the manner in which such business will need to be carried on in order for Einscribe to meet its obligations under this Agreement;
    Einscribe is the registered and beneficial owner of all the Assets listed on Schedule "A" to this Agreement, and such Assets represent all of the property and assets used by Einscribe in respect of the Business and which are necessary or useful in the conduct of the Business;
    Einscribe has the corporate power to own the Assets and to carry on the Business and to meet its obligations under this Agreement, and Einscribe is duly qualified to carry on business in all jurisdictions in which it carries on the Business;
    Einscribe has good and marketable title to the Assets free and clear of all liens, charges and encumbrances of any kind whatsoever save and except any, if any, specified as "Permitted Encumbrances" on Schedule "A" to this Agreement;
    all hardware, machinery and equipment of any kind whatsoever comprised in the Assets are in reasonable operating condition and in a state of reasonable maintenance and repair taking into account their age and use;
    the trademarks, trade names, business names, patents, inventions, know-how, copyrights, software, source code, object code, service marks, brand names, industrial designs and all other industrial or intellectual property owned or used by Einscribe in carrying on the Business and all applications therefor and all goodwill connected therewith, including, without limitation, all licences, registered user agreements and all like rights used by or granted to Einscribe in connection with the Business and all right to register or otherwise apply for the protection on any of the foregoing (collectively the "Intellectual Property") included on Schedule "A" to this Agreement constitute all of the Intellectual Property of Einscribe;
    the Intellectual Property comprises all trade marks, trade names, business names, patents, inventions, know-how, copyrights, software, source code, object code, service marks, brand marks, industrial designs and all other industrial or intellectual property necessary to conduct the Business;
    except as disclosed on Schedule "A", Einscribe is the beneficial owner of the Intellectual Property free and clear of all liens, charges or encumbrances of any kind whatsoever save and except the Permitted Encumbrances, and Einscribe is not a party to or bound by any agreement or other obligation of any kind whatsoever that limits or impairs its ability to sell, transfer, assign or convey, or that otherwise affects, the Intellectual Property;
    except as disclosed on Schedule "A", no person has been granted any interest in or right to use all or any portion of the Intellectual Property and Einscribe is not aware of a claim of any infringement or breach of any industrial or intellectual property rights of any other person by Einscribe, nor has Einscribe received any notice that the conduct of the Business, including the use of the Intellectual Property, infringes upon or breaches any industrial or intellectual property rights of any other person, and Einscribe, after due inquiry, does not have any knowledge of any infringement or violation of any of their rights in the Intellectual Property.
    the conduct of the Business does not infringe upon the patents, trade marks, licences, trade names, business names, copyright or other industrial or intellectual property rights, domestic or foreign, of any other person and Einscriibe is not aware of any state of facts that casts doubt on the validity or enforceability of any of the Intellectual Property.
    Einscribe has good and sufficient right and authority to enter into this Agreement and to carry out its obligations under this Agreement on the terms and conditions set forth herein, and this Agreement is a binding agreement on Einscribe enforceable against it in accordance with its terms and conditions;
    to the extent that they might prevent Einscribe from meeting its obligations under this Agreement, there are no outstanding actions, suits, judgements, investigations or proceedings of any kind whatsoever against or affecting Einscribe at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever nor are there, to the best of its knowledge, any pending or threatened;
    to the best of its knowledge, Einscribe is not in breach of any law, ordinance, statute, regulation, by-law, order or decree of any kind whatsoever;
    the execution and delivery of this Agreement and the performance of its obligations under this Agreement will not:
      conflict with, or result in the breach of or the acceleration of any indebtedness under, or constitute default under, the Certificate of Incorporation or Bylaws of Einscribe, or any indenture, mortgage, agreement, lease, licence or other instrument of any kind whatsoever to which it is a party or by which it is bound, or any judgement or order of any kind whatsoever of any court or administrative body of any kind whatsoever by which it is bound; and
      to the best of its knowledge, result in the violation of any law, ordinance, statute, regulation, by-law, order or decree of any kind whatsoever by Einscriber.

1.4 The representations and warranties of Einscribe are true and correct as of the Effective Date and shall be true and correct as of the Time of Closing as though they were made at that time, and should such not be the case, Radium shall be entitled, for a period of 2 years following Closing, to seek remedy against Einscribe for any such misrepresentation or breach of warranty.

2. Purchase and Sale

2.1 Subject to the terms and conditions of this Agreement, Einscribe agrees to sell the Business and Assets to Radium, and Radium agrees to purchase the Business and Assets from Einscribe, on the Closing Date for the sum of US$10,000 (the "Purchase Price").

2.2 The Purchase Price shall be paid by Radium to Einscribe on the Closing Date as follows:

    by the payment of US$8,500 (the "Cash Payment"); and
    by the issuance to Einscribe of a total of 15,000 common shares of Radium (the "Radium Shares") at a price of US$0.10 per Radium Share;

Radium shall be responsible for all sales taxes associated with the purchase and sale of the Assets as contemplated hereunder. To the extent that any of these sales taxes (the "Remittable Taxes") are to be remitted by Einscribe directly to a taxing authority, Radium will add this amount to the Cash Payment delivered on Closing.

2.3 Einscribe acknowledges to and agrees with Radium that:

    the issuance of Radium Shares will be made pursuant to appropriate exemptions (the "Exemptions") from the registration and prospectus or equivalent requirements of all rules, policies, notices, orders and legislation of any kind whatsoever (collectively the "Securities Rules") of all jurisdictions applicable to such issuance;
    Einscribe is resident in an "External Jurisdiction" (which means any geographical jurisdiction other than British Columbia) and, as such:
      Einscribe is knowledgeable of, or has been independently advised as to, the applicable Securities Rules of the External Jurisdiction, if there are any, which would apply to the issuance of the Radium Shares;
      Einscribe is acquiring the Radium Shares pursuant to Exemptions under the Securities Rules of that External Jurisdiction or, if such is not applicable, Einscribe is permitted to acquire the Radium Shares under the applicable Securities Rules of the External Jurisdiction without the need to rely on Exemptions; and
      the applicable Securities Rules do not require Radium to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the External Jurisdiction; and
      Einscribe will, if requested by Radium, deliver to Radium a certificate or opinion of local counsel from the External Jurisdiction which will confirm the matters referred to in subparagraphs (ii) and (iii) above to the satisfaction of Radium, acting reasonably;
    because the issuance of the Radium Shares is being made pursuant to the Exemptions:
      Einscribe is restricted from using certain of the civil remedies available under the applicable Securities Rules;
      Einscribe may not receive information that might otherwise be required to be provided to Einscribe, and Radium is relieved from certain obligations that would otherwise apply under the applicable Securities Rules if the Exemptions were not being used;
      no securities commission, stock exchange or similar regulatory authority has reviewed or passed on the merits of the Radium Shares;
      there is no government or other insurance covering the Radium Shares;
      an investment in the Radium Shares is speculative and of high risk; and
      there are trade restrictions on Einscribe's ability to resell the Radium Shares, and it is the responsibility of Einscribe to find out what those trade restrictions are and to comply with them before selling the Radium Shares; and
    because of the trade restrictions imposed by operation of applicable Securities Rules, the certificates representing the Radium Shares will bear such legends as may be required by applicable Securities Rules and by the rules and policies of any applicable trading facilities or exchanges.

3. Covenants, Agreements and Acknowledgements

3.1 Radium covenants and agrees with Einscribe that it shall:

    from and including the Effective Date through to and including the Time of Closing, permit Einscribe, itself and through its directors, officers, employees and authorized agents and representatives (collectively "Einscribe's Representatives"), at its own cost, full access to Radium's property, books and records including, without limitation, all of the assets, contracts and minute books of Radium, so as to permit Einscribe's Representatives to make such investigation (the "Einscribe Investigation") of Radium as it deems necessary;
    from and including the Effective Date through to and including the Time of Closing, do all such acts and things necessary to ensure that all of the representations and warranties of Radium remain true and correct and not do any such act or thing that would render any representation or warranty of Radium untrue or incorrect;
    except as may be required by a stock exchange or other trading facility or by any rule, regulation or law of any kind whatsoever which is applicable to it, while this Agreement is in effect and for a period of 2 years thereafter, keep confidential all discussions and communications between the parties including, without limitation, all information communicated therein and all written and printed materials of any kind whatsoever exchanged between them and, if requested by Einscribe to do so, Radium shall arrange for its directors, officers, employees, authorized agents and representatives that are or that may become aware of the relationship between the parties created by this Agreement to provide to Einscribe a letter confirming their agreement to be personally bound by these non-disclosure provisions.

3.2 Radium acknowledges to and agrees with Einscribe that the Einscribe Investigation shall in no way limit or otherwise adversely affect the rights of Einscribe as provided for hereunder in respect of the representations and warranties of Radium contained in this Agreement.

3.3 Einscribe covenants and agrees with Radium that it shall:

    from and including the Effective Date through to and including the Time of Closing, permit Radium, through its directors, officers, employees and authorized agents and representatives (collectively "Radium's Representatives") at its own cost, full access to Einscribe's books, records and property including, without limitation, all of the Assets, so as to permit Radium to make such investigation (the "Radium Investigation") of the Business and Assets as Radium deems necessary;
    from and including the Effective Date through to and including the Time of Closing, do all such acts and things necessary to ensure that all of the representations and warranties of Einscribe remain true and correct, and not do any such act or thing that would render any representation or warranty of Einscribe untrue or incorrect;
    from and including the Effective Date through to and including the Time of Closing, preserve and protect the Business and Assets and, without limiting the generality of the foregoing, carry on the Business in a reasonable and prudent manner;
    not negotiate with any other person in respect of a purchase and sale of any part of the Business and Assets; and
    except as may be required by a stock exchange or other trading facility or by any rule, regulation or law of any kind whatsoever which is applicable to it, while this Agreement is in effect and for a period of 2 years thereafter, keep confidential all discussions and communications between the parties including, without limitation, all information communicated therein and all written and printed materials of any kind whatsoever exchanged between them and, if requested by Radium to do so, Einscribe shall arrange for its directors, officers, employees, authorized agents and representatives that are or that may become aware of the relationship between the parties created by this Agreement to provide to Radium a letter confirming their agreement to be personally bound by these non-disclosure provisions.

3.4 Einscribe acknowledges to and agrees with Radium that the Radium Investigation shall in no way limit or otherwise adversely affect the rights of Radium as provided for hereunder in respect of the representations and warranties of Einscribe contained in this Agreement.

4. Conditions Precedent

4.1 Einscribe's obligations under this Agreement including, without limitation, its obligation to close this Agreement, are subject to the fulfilment, to its satisfaction, of the following conditions that:

    on or before the Time of Closing, Einscribe shall obtain any necessary shareholder approval for the completion of this Agreement;
    on or before the Time of Closing, Einscribe shall have been able to complete the Einscribe Investigation to its reasonable satisfaction;
    as of the Time of Closing, Radium shall have complied with all of its covenants and agreements contained in this Agreement; and
    as of the Time of Closing, the representations and warranties of Radium contained in this Agreement shall be completely true and correct as if such representations and warranties had been made by Radium as of the Time of Closing.

The conditions precedent set forth above are for the exclusive benefit of Einscribe and may be waived by it in whole or in part on or before the Time of Closing.

4.2 Radium's obligations under this Agreement including, without limitation, its obligation to close this Agreement, are subject to the fulfilment, to its satisfaction, of the following conditions that:

    on or before the Time of Closing, Radium shall obtain any necessary shareholder approval for the completion of this Agreement;
    on or before the Time of Closing, Radium shall have been able to complete the Radium Investigation to its reasonable satisfaction;
    as of the Time of Closing, Einscribe shall have complied with all of its covenants and agreements contained in this Agreement; and
    as of the Time of Closing, the representations and warranties of Einscribe contained in this Agreement shall be completely true and correct as if such representations and warranties had been made by Einscribe as of the Time of Closing.

The conditions precedent set forth above are for the exclusive benefit of Radium and may be waived by it in whole or in part on or before the Time of Closing.

5. Closing

5.1 The completion of the transactions contemplated under this Agreement shall be closed (the "Closing") at the offices of Radium, located at 2840 Mount Seymour Parkway, North Vancouver, British Columbia, Canada V7H 1E9, at 9:00 o'clock a.m. local time in Vancouver, B.C. (the "Time of Closing") on such day (the "Closing Date") as the parties may agree upon and, if the parties cannot agree, then on the 30th day of April, 2002.

5.2 At the Time of Closing on the Closing Date, Einscribe shall deliver to Radium the following Closing documents:

    certified true copies of the resolutions of the board of directors and shareholders of Einscribe evidencing that the board and shareholders, respectively, of Einscribe have approved this Agreement and all of the transactions of Einscribe contemplated hereunder;
    all materials (such as assignments, bills of sale etc.) necessary to effect good transfer of the Business and Assets to Radium; and
    a certificate of confirmation signed by at least one officer of Einscribe in the form attached as Schedule "B" to this Agreement.

5.3 At the Time of Closing on the Closing Date, Radium shall deliver to Einscribe the following Closing documents:

    a certified true copy of the resolutions of the board of directors of Radium evidencing that the board of Radium has approved this Agreement and all of the transactions of Radium contemplated hereunder;
    the Cash Payment as provided for in paragraph 2.2(a) of this Agreement;
    share certificates representing the 15,000 Radium Shares registered in the name of Einscribe as provided for in subparagraph 2.2(b) of this Agreement; and
    a certificate of confirmation signed by at least one officer of Radium in the form attached as Schedule "C" to this Agreement.

6. General

6.1 Time and each of the terms and conditions of this Agreement shall be of the essence of this Agreement and any waiver by the parties of this paragraph or any failure by them to exercise any of their rights under this Agreement shall be limited to the particular instance and shall not extend to any other instance or matter in this Agreement or otherwise affect any of their rights or remedies under this Agreement.

6.2 The schedules to this Agreement and the recitals to this Agreement constitute a part of this Agreement. The headings in this Agreement are for reference only and do not constitute terms of the Agreement. Whenever the singular or masculine is used in this Agreement the same shall be deemed to include the plural or the feminine or the body corporate as the context may require.

6.3 This Agreement constitutes the entire agreement between the parties hereto in respect of the matters referred to herein and there are no representations, warranties, covenants or agreements, expressed or implied, collateral hereto other than as expressly set forth or referred to herein.

6.4 The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as any party may, either before or after the Closing, reasonably require of the other in order that the full intent and meaning of this Agreement is carried out. The provisions contained in this Agreement which, by their terms, require performance by a party to this Agreement subsequent to the Closing of this Agreement, shall survive the Closing of this Agreement.

6.5 No alteration, amendment, modification or interpretation of this Agreement or any provision of this Agreement shall be valid and binding upon the parties hereto unless such alteration, amendment, modification or interpretation is in written form executed by all of the parties to this Agreement.

6.6 Any notice, request, demand or other communication of any kind whatsoever to be given under this Agreement shall be in writing and shall be delivered by hand, email or by fax to the parties at their following respective addresses:

To Einscribe:

Einscribe Group Inc.
104 - 6th Street
Lynden, Washington
USA 98264

Attention: Harry Chemko
Email: harry@einscribe.com

To Radium:

Radium Ventures Inc.
2840 Mount Seymour Parkway
North Vancouver, BC
Canada V7H 1E9

Attention: James Scott-Moncrieff
Email: radiumventures@canada.com

or to such other addresses as may be given in writing by the parties hereto in the manner provided for in this paragraph, and the party sending such notice should request acknowledgement of delivery and the party receiving such notice should provide such acknowledgement. Notwithstanding whether or not a request for acknowledgement has been made or replied to, whether or not delivery has actually occurred will be a question of fact. If a party can prove that delivery was made as provided for above, then it will constitute delivery for the purposes of this Agreement whether or not the receiving party acknowledged receipt.

6.7 This Agreement may not be assigned by any party hereto without the prior written consent of all of the parties hereto.

6.8 This Agreement shall be subject to, governed by, and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein, and the parties hereby attorn to the jurisdiction of the Courts of British Columbia.

6.9 This Agreement may be signed by fax and in counterpart and each copy so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties have hereunto set their hands and seals effective as of the Effective Date first above written.

THE CORPORATE SEAL of EINSCRIBE GROUP INC. was hereunto affixed in the presence of: /s/ Harry Chemko Authorized Signatory	) ) ) ) c/s ) ) ) )
THE CORPORATE SEAL of radium ventures inc. was hereunto affixed in the presence of: /s/ James Scott-Moncrieff Authorized Signatory /s/ Paul Chow Authorized Signatory	) ) ) ) c/s ) ) ) )

SCHEDULE "A" TO THE AGREEMENT MADE
BETWEEN Einscribe AND Radium

List of Assets of Einscribe

- Einscribe Document Sharing & Tracking Software Version 2.0, including all Copyrights, if any

- Client side module - create users, accept documents, emails documents

- Administration module - administration application for managing customer service

- Email management module - manages the transfer of documents to and from users

- User management module

- Einscribe User Database System

- Einscribe.com & Einscribe.net domain name

- COM object software - ASPUpload & ASPEmail

- Einscribe Goodwill, Brand & Corporate Identity, including all Trademarks, if any.

- Accounting software - MYOB Accounting

- Scribe information database (information on over 200 scribes)

SCHEDULE "B" TO THE AGREEMENT MADE
BETWEEN Einscribe AND Radium

Certificate of Confirmation

Pursuant to the Asset Purchase Agreement made effective as of April 30, 2002 (the "Agreement") between Einscribe Group Inc. and Radium Ventures Inc., on behalf of Einscribe Group Inc. the undersigned confirm to Radium Ventures Inc. that the representations and warranties of Einscribe Group Inc. contained in the Agreement are true and correct in every respect as of the Time of Closing of the Agreement, as that term is defined therein.

Dated this 30th day of April, 2002.

EINSCRIBE GROUP INC.

per:

/s/ Harry Chemko
Authorized Signatory

Name and Title: _Harry Chemko

SCHEDULE "c" TO THE AGREEMENT MADE
BETWEEN Einscribe AND Radium

Certificate of Confirmation

Pursuant to the Asset Purchase Agreement made effective as of April 30, 2002 (the "Agreement") between Einscribe Group Inc. and Radium Ventures Inc., on behalf of Radium Ventures Inc. the undersigned confirm to Einscribe Group Inc. that the representations and warranties of Radium Ventures Inc. contained in the Agreement are true and correct in every respect as of the Time of Closing of the Agreement, as that term is defined therein.

Dated this 30th day of April, 2002.

RADIUM VENTURES INC.

per:

/s/ James Scott-Moncrieff
Authorized Signatory

Name and Title: _ James Scott-Moncrieff

/s/ Paul Chow
Authorized Signatory

Name and Title: _Paul Chow